Exhibit 10.3

FEI COMPANY

STAND-ALONE NON-STATUTORY STOCK OPTION AGREEMENT

I.              NOTICE OF STOCK OPTION GRANT

                Name:    Don Kania

                Address:

As an inducement material to your decision to accept employment with the Company, you have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

                Date of Grant                                                        ___________________, 2006

                Vesting Commencement Date            ___________________, 2006

                Exercise Price per Share                      $

                Total Number of Shares Granted       100,000

                Total Exercise Price                                              $

                Term/Expiration Date:                          ___________________, 2013

                Vesting Schedule:

Subject to the accelerated vesting provisions set forth in the Executive Severance Agreement between Optionee and the Company effective ________________, 2006 (the “Severance Agreement”), which is hereby incorporated by reference, and Section 11 of this Agreement, this Option shall vest and may be exercised, in whole or in part, in accordance with the following schedule:

Twenty-five percent (25%) of the Shares subject to the Option shall vest on each anniversary of the Vesting Commencement Date, so that the Option shall be fully vested four (4) years from the Vesting Commencement Date, subject to the Optionee continuing to be a Service Provider through each applicable vesting date.  Notwithstanding the foregoing, in the event Optionee ceases to be a Service Provider due to Optionee’s death, any outstanding unvested portion of the Option shall become fully vested and immediately exercisable as of the date of Optionee’s death.

                Termination Period

Unless extended by the Board or except as otherwise provided in the Severance Agreement, this Option shall be exercisable for thirty (30) days after Optionee ceases to be a Service Provider, unless such termination is due to Optionee’s death or Total Disability, in which case this Option shall be exercisable for twelve (12) months after Optionee ceases to be a Service Provider, subject to earlier termination as set forth in this Agreement.  In no event shall this Option be exercised later than the Term/Expiration Date provided above.

II.            AGREEMENT

1.             Definitions.  As used herein, the following definitions shall apply:

(a)           “Agreement” means this stock option agreement between the Company and Optionee evidencing the terms and conditions of this Option.

(b)           “Applicable Laws” means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

(c)           “Board” means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.

(e)           “Common Stock” means the common stock of the Company.

(f)            “Company” means FEI Company, an Oregon corporation.

(g)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(h)           “Director” means a member of the Board.

(i)            “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(2)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(3)           In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(l)            “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(m)          “Notice of Grant” means a written notice, in Part I of this Agreement, evidencing certain terms and conditions of this Option grant.  The Notice of Grant is part of this Agreement.

(n)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o)           “Option” means this option to purchase shares of Common Stock granted pursuant to this Agreement.

(p)           “Optionee” means the person named in the Notice of Grant or such person’s successor.

(q)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r)            “Service Provider” means an Employee, Director or Consultant.

(s)           “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of this Agreement.

(t)            “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(u)           “Total Disability” means a medically determinable mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an Employee, Director, Officer or Consultant and to be engaged in any substantial gainful activity.  Total Disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of Total Disability to the Company.

2.             Grant of Option.  The Company hereby grants to the Optionee this Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of this Agreement.

3.             Exercise of Option.

(a)           Right to Exercise.  The Option shall be exercisable to the extent vested in accordance with the Notice of Grant.  The Option will be exercisable only in accordance with the terms of this Agreement.  The Option may not be exercised after the Expiration Date.

(b)           Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company.  The Exercise Notice shall be completed by the Optionee and delivered to the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable withholding taxes.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and applicable withholding taxes.

(c)           Legal Compliance.  No Shares shall be issued pursuant to the exercise of this Option, unless such issuance and exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

4.             Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)           cash or check;

(b)           consideration received by the Company under a cashless exercise program implemented by the Company; or

(c)           surrender of other Shares, provided Shares acquired from the Company, (i) have been vested and owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

5.             Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6.             Rights as a Stockholder.  Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Exercised Shares, notwithstanding the exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 11 below.

7.             Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

8.             Termination of Relationship as a Service Provider.  If the Optionee ceases to be a Service Provider (other than for death or Total Disability), this Option may be exercised for a period of thirty (30) days unless extended by the Board after the date of such termination or except as otherwise provided in the Severance Agreement (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination.  To the extent that the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.  The Optionee, however, shall not be deemed to have ceased to be a Service Provider due to (i) absence on leave or on account of illness or disability under rules established by the Board for this purpose or (ii) a result of a transfer between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  Unless otherwise determined by the Board, vesting of this Option shall not continue during an absence on leave (including an extended illness) or on account of disability.

9.             Total Disability of Optionee.  If the Optionee ceases to be a Service Provider as a result of the Optionee’s Total Disability, this Option may be exercised for a period of twelve (12) months after the date of such termination except as otherwise provided in the Severance Agreement (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination.  To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

10.           Death of Optionee.  If the Optionee dies while a Service Provider, the Option may be exercised at any time within twelve (12) months following the date of death except as otherwise provided in the Severance Agreement (but in no event later than the expiration date of this Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance.  If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

11.           Adjustments Upon Changes in Capital Structure.

(a)           Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, may (in its sole discretion) adjust the number, class, and price of Shares covered by this Agreement.

(b)           Mergers, Reorganizations, Etc.  In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company’s assets (each, a “Transaction”), the

Board shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating the Option:

(1)           The Option shall remain in effect in accordance with its terms.

(2)           The Option shall be converted into an option to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction.  The amount, type of securities subject thereto and exercise price of the converted option shall be determined by the Board, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company.  Conversions shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price per share and shall neither (i) make the ratio, immediately after the event, of the Option price per share to the fair market value per share more favorable to the Optionee than that ratio immediately before the event nor (ii) make the aggregate spread, immediately after the event, between the fair market value of shares as to which the Option is exercisable and the Option price of such shares more favorable to the Optionee than that aggregate spread immediately before the event.  Unless otherwise determined by the Board, the converted option shall be exercisable only to the extent that the exercisability requirements relating to the Option have been satisfied.

(3)           The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which the Option may be exercised to the extent then exercisable, and, upon the expiration of such 30-day period, the Option shall immediately terminate to the extent not exercised.  The Board of Directors shall accelerate the exercisability of the Option so that it is exercisable in full during such 30-day period.

(c)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Option shall be treated in accordance with Section 11(b)(3) of this Agreement.

12.           Notices.  Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section.  Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein.  A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

13.           Withholding Taxes.  At the time the Option is exercised, the Optionee hereby authorizes withholding from payroll and other amounts payable to Optionee by the Company, or will remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

14.           Entire Agreement; Governing Law.  This Agreement, together with the Severance Agreement, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This Agreement is governed by the internal substantive laws, but not the choice of law rules, of Oregon.

15.           Compliance with Securities Law.  This Option will be subject to the requirement that if, at any time, counsel to the Company will determine that the listing, registration or qualification of the Shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition will have been effected or obtained on terms acceptable to the Board.  Nothing herein will be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

16.           Rule 16b-3.  This Option has been granted in compliance with Rule 16b-3 and will be deemed to contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act.

17.           NO GUARANTEE OF CONTINUED SERVICE.  OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement.  Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board made in good faith upon any questions relating to this Agreement.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	FEI COMPANY

Signature	By

Print Name	Title

Residence Address

EXHIBIT A

FEI COMPANY

EXERCISE NOTICE

FEI Company
5350 NE Dawson Creek Drive
Hillsboro, Oregon 97124

Attention:              Vice President of Human Resources

1.             Exercise of Option.  Effective as of today, ________________, 20__, the undersigned (“Optionee”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of FEI Company (the “Company”) under and pursuant to the Stand-Alone Non-Statutory Stock Option Agreement dated [DATE] (the “Option Agreement”).

2.     Delivery of Payment.  Optionee herewith delivers to the Company the full purchase price for the Shares together with any required withholding taxes to be paid in connection with the exercise of the Option.

3.     Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

4.     Rights as Shareholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option.  The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Option Agreement.

5.     Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.     Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

7.     Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Board of Directors of the Company (the “Board”), which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Board made in good faith shall be final and binding on all parties.

8.     Entire Agreement; Governing Law.  The Option Agreement is incorporated herein by reference together with any documents incorporated by reference therein.  This Agreement, together with the Option Agreement and Executive Severance Agreement between Optionee and the Company effective [DATE], constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of Oregon.

Submitted by:	Accepted by:

OPTIONEE	FEI COMPANY

Signature

Print Name

Address	Address

Date Received: